UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – September 28, 2004

TXU CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 812-4600

ITEM 7.01 REGULATION FD DISCLOSURE

On September 28, 2004, C. John Wilder, president and chief executive of TXU Corp., gave a slide presentation during the Merrill Lynch Global Power and Gas Leaders Conference. A copy of Mr. Wilder's slide presentation, including a reconciliation of certain non-GAAP financial measures contained therein to their most directly comparable GAAP measure, is attached hereto as Exhibit 99.1. This exhibit is incorporated herein by reference.

ITEM 9.01 Exhibits

Exhibit No.	Description

99.1
Slide presentation given by Mr. Wilder during September 28, 2004 conference, including reconciliation of non-GAAP financial measures contained therein to their most directly comparable GAAP measure.

FORWARD-LOOKING STATEMENTS

      This Current Report on Form 8-K contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in TXU Corp.'s SEC filings on Forms 10-K and 10-Q. In addition to the risks and uncertainties set forth in TXU Corp.'s SEC filings on Forms 10-K and 10-Q, the forward-looking statements in this Current Report on Form 8-K could be affected by the ability of the purchaser to obtain all necessary governmental and other approvals and consents for the acquisition of TXU Gas Company and the ability of TXU Corp. to implement the initiatives that are part of its restructuring, operational improvement and cost reduction program, and the terms under which TXU Corp. executes those transactions or initiatives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU CORP.

	By:	/s/Stanley J. Szlauderbach

	Name:	Stanley J. Szlauderbach
	Title:	Assistant Controller

Dated: September 28, 2004